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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement File Nos. 333-17569, 333-60001, 333-64575, 333-78477, 333-82405, 333-47142, 333-48190, 333-51550, 333-52352 of our report dated February 12, 2004, with respect to the consolidated financial statements of TeleTech Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Denver, Colorado
March 5, 2004

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  Exhibit 23.1